Exhibit 5

[Letterhead of Debevoise & Plimpton LLP]

May 22, 2008

Hertz Global Holdings, Inc.
225 Brae Boulevard
Park Ridge, NJ 07656
Attn:  J. Jeffrey Zimmerman, Esq.

Re:  Hertz Global Holdings, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended, (the “Securities Act”) relating to up to 20,700,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), 17,700,000 of which shares may be issued pursuant to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan and 3,000,000 of which shares may be issued pursuant to the Hertz Global Holdings, Inc. Employee Stock Purchase Plan (together, the “Plans”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation.

The opinions expressed herein are limited to the laws of the State of Delaware.

Based on the foregoing, we are of the opinion that the 20,700,000 shares of Common Stock that are reserved for issuance pursuant to the Plans have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Debevoise and Plimpton LLP